Exhibit 5.1

 February 4, 2020

PASSUR Aerospace, Inc. One Landmark Square, Suite 1900 Stamford, CT 06901

Re:   Registration Statement on Form S-8 for the PASSUR Aerospace, Inc. 2019 Stock Incentive Plan

Ladies and Gentlemen:

We have assisted PASSUR Aerospace, Inc., a New York corporation (the “Company”), in the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering of up to an aggregate of 5,000,000 shares of Common Stock, par value $.01 per share, of the Company (the “Shares”), issuable under the PASSUR Aerospace, Inc. 2019 Stock Incentive Plan (the “Plan”).

In rendering the opinion set forth below, we have examined and relied upon the originals, copies or specimens, certified or otherwise identified to our satisfaction, of (a) the Registration Statement, (b) the Plan, (c) the Company’s certificate of incorporation and bylaws, each as currently in effect, and (d) such certificates, corporate and public records, agreements and instruments and other documents, including, among other things, the documents delivered on the date hereof, as we have deemed appropriate as a basis for the opinion expressed below.  In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents, agreements and instruments submitted to us as originals, the conformity to original documents, agreements and instruments of all documents, agreements and instruments submitted to us as copies or specimens, the authenticity of the originals of such documents, agreements and instruments submitted to us as copies or specimens, the conformity of the text of each document filed with the Commission through the Commission’s Electronic Data Gathering, Analysis and Retrieval System to the printed document reviewed by us, and the accuracy of the matters set forth in the documents, agreements and instruments we reviewed.  As to matters of fact relevant to the opinion expressed herein, we have relied upon, and assumed the accuracy of, the statements and representations of officers and other representatives of the Company and we have relied upon certificates and oral or written statements and other information obtained from the Company and public officials, without independently checking or verifying the accuracy of such statements, representations, certificates or other information obtained from the Company, its officers or representatives or public officials.

Based upon and subject to the foregoing examination and assuming that (i) the Company reserves for issuance under the Plan an adequate number of authorized and unissued shares of the Company’s Common Stock, (ii) the consideration required to be paid in connection with the issuance and sale of the Shares under the Plan is actually received by the Company as provided in the Plan and (iii) the appropriate action is taken, prior to the offer and sale of the Shares in accordance with the Plan, to register and qualify the Shares for sale under all applicable state securities or “blue sky” laws, we are of the opinion that the Shares, when issued and delivered by the Company under the Plan, will be duly authorized, validly issued, fully paid and non-assessable.

This opinion is expressed solely with respect to the New York Business Corporation Law.  We express no opinion concerning the laws of any other jurisdiction, and we express no opinion concerning any state securities or “blue sky” laws, rules or regulations, or any federal, state, local or foreign laws, rules or regulations relating to the offer and/or sale of the Shares.

This opinion is rendered solely in connection with the transactions covered hereby, is limited to the matters stated herein, and no opinions may be implied or inferred beyond the matters expressly stated herein.  We assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In doing so, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Greenberg Traurig, LLP